Exhibit 99.1

Ideal Power Reports Second Quarter 2017 Financial Results
Management to Host Conference Call at 4:30 p.m. ET
AUSTIN, TX – August 10, 2017 -- Ideal Power Inc. (NASDAQ: IPWR), an innovative power conversion technology company, reported results for the three and six months ended June 30, 2017.
Key Second Quarter 2017 and Subsequent Highlights:

•
Signed a master purchase agreement with NEXTracker for solar-plus-storage products utilizing the company’s SunDial™ series PV string inverter and Stabiliti™ power conversion systems (PCS) for commercial, industrial and utility sites throughout North America.

•	Received a purchase order for 35 units of Stabiliti™ 30kW PCS from an existing global technology customer for a solar-plus-storage integration project in a California school district.

•	Partnered with W Energies Solar One to deploy a grid-resilient commercial solar-plus storage microgrid system in Texas.

•	Partnered with Azimuth Energy for a 300 kilowatt / 500 kilowatt-hour remote solar-plus-storage microgrid in New York commercial facility.

•	Deployed six Stabiliti 30C3 multi-port PCS in a collaborative hybrid microgrid project for a commercial facility in Saint Croix, U.S. Virgin Islands.

•	Strengthened patent estate: currently have 71 issued patents, including 29 issued patents for B-TRAN™ with a similar number of patent applications pending.
"The second quarter of 2017 was highlighted by our new strategic initiative in the solar-plus-storage and microgrid markets and the completed product migration to our next generation 30kW Stabiliti and SunDial series,” said Dan Brdar, Chief Executive Officer. “The shift in our strategic direction in combination with our innovative multi-port power conversion systems has opened doors in these markets and contributed to multiple orders in the second quarter and a major order in the third quarter with a global technology company. Unlike the standalone storage market, which has been slow to transact, the solar-plus-storage market leverages the mature and global solar market and is already transacting as such storage solves key end customer demand management, backup and critical load support problems that solar-only solutions cannot.”
Concluded Brdar, “The third quarter of 2017 is starting off on a strong note as we recently signed a master purchase agreement with NEXTracker for our SunDial™ series PV string inverter and Stabiliti™ PCS for commercial, industrial and utility sites throughout North America.”

Second Quarter 2017 Financial Results

•	Q2 2017 product revenue remained unchanged at $0.3 million versus Q2 2016.

•
Q2 2017 gross margins were negative 202% compared to 7.2% gross margins in Q2 2016, primarily attributable to the non-cash write down of legacy product inventory. The company discontinued its legacy product families and completed its transition to the company’s next generation 30kW Stabiliti™ and SunDial™ product families during Q2 2017.

•	Q2 2017 net loss was $3.2 million compared to $2.5 million in Q2 2016, largely as a result of non-cash charges.

•	Q2 2017 cash used in operating and investing activities was $2.0 million compared to $2.5 million in Q1 2017 and $2.7 million in Q2 2016.

•	Cash and cash equivalents totalled $13.3 million as of June 30, 2017, with no long-term debt outstanding.
“The second quarter of 2017 was a period of transition for the company as we shifted our strategic focus from the slow-moving standalone storage market to the solar-plus-storage and microgrid markets, and discontinued our legacy product families in advance of the new UL1741 SA standards,” said Tim Burns, Chief Financial Officer. “Certification to this new standard will be required in many U.S. markets and power conversion products not certified to this standard will not be allowed to be installed in these markets after October 9th. In connection with this transition, we recorded a write-down of our finished goods and component inventory for our legacy products. In addition, as a result of our exclusive focus on our next generation 30kW products and our aggressive company-wide cost reduction plan, we were able to reduce our cash burn to $2.0 million in the second quarter, a level lower than reported in any of the preceding eight quarters.”
“We now have a clean slate for what we believe will be a revenue ramp beginning in the second half of 2017 and accelerating in 2018 driven by growth in the solar-plus-storage and microgrid markets," said Ideal Power Chairman Lon Bell. “While we believe the growth will be modest in the third quarter, we anticipate a strong fourth quarter to finish the year,”

Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, August 10, 2017
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-877-874-1586
International dial-in number:	1-719-457-2634
Conference ID:	7601500

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=125651 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through September 10, 2017.

Toll-free replay number:     1-844-512-2921
International replay number:    1-412-317-6671
Replay ID:            7601500

About Ideal Power Inc.
Ideal Power (NASDAQ: IPWR) is a power conversion technology company that delivers efficient and compact solutions to system integrators and project developers to connect distributed energy resources to the grid. Ideal Power’s products offer enhanced performance for battery-enabled applications at a competitive cost, backed by first-rate customer service. With its patented power conversion technology, Ideal Power supports a broad set of growing markets, including solar photovoltaics, battery energy storage, mobile power and microgrids. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include our statements that we expect revenue to ramp in the second half of 2017 and 2018 driven by growth in the solar-plus-storage and microgrid markets, that we anticipate a strong fourth quarter to finish the year, that the shift in our strategic direction will be successful, and that the purchase agreement with NEXTracker will be successful. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, unanticipated costs in connection with the discontinuation our legacy product families, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products, which we believe are disruptive, will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed and other risks and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs - such as the SGIP in California - have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Antenna
Sharon Golubchik
201-465-8008
idealpower@antennagroup.com

Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$13,335,908	$4,204,916
Accounts receivable, net	205,646	378,658
Inventories, net	366,535	1,245,147
Prepayments and other current assets	252,532	312,593
Total current assets	14,160,621	6,141,314

Property and equipment, net	751,138	936,486
Intangible assets, net	2,099,182	1,905,556
Other assets	—	17,920
Total assets	$17,010,941	$9,001,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$212,984	$346,767
Accrued expenses	1,180,282	1,149,129
Total current liabilities	1,393,266	1,495,896

Other long-term liabilities	489,941	265,418
Total liabilities	1,883,207	1,761,314

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 1,518,430 shares issued and outstanding at June 30, 2017	1,518	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 13,998,465 shares issued and 13,996,782 shares outstanding at June 30, 2017 and 9,560,896 shares issued and 9,559,213 shares outstanding at December 31, 2016, respectively	13,998	9,561
Additional paid-in capital	66,471,006	52,310,481
Treasury stock, at cost, 1,683 shares at June 30, 2017 and December 31, 2016	(5,915)	(5,915)
Accumulated deficit	(51,352,873)	(45,074,165)
Total stockholders’ equity	15,127,734	7,239,962
Total liabilities and stockholders’ equity	$17,010,941	$9,001,276

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Product revenue	$253,370	$322,116	$529,040	$818,760
Cost of product revenue	764,609	298,937	1,475,539	793,691
Gross profit (loss)	(511,239)	23,179	(946,499)	25,069

Operating expenses:
Research and development	1,108,368	1,203,179	2,298,537	2,683,164
General and administrative	1,170,415	881,659	2,076,378	1,801,990
Sales and marketing	427,336	412,433	968,869	824,963
Total operating expenses	2,706,119	2,497,271	5,343,784	5,310,117
Loss from operations	(3,217,358)	(2,474,092)	(6,290,283)	(5,285,048)
Interest income	7,034	6,615	11,575	15,224
Net loss	$(3,210,324)	$(2,467,477)	$(6,278,708)	$(5,269,824)

Net loss per share – basic and fully diluted	$(0.23)	$(0.26)	$(0.50)	$(0.55)

Weighted average number of shares outstanding – basic and fully diluted	13,989,282	9,547,747	12,443,076	9,546,864

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,278,708)	$(5,269,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	273,727	15,475
Write-down of inventory	712,083	12,590
Depreciation and amortization	224,926	184,279
Write-off of capitalized patents	202,343	48,773
Write-off of fixed assets	15,036	1,215
Stock-based compensation	498,006	763,326
Decrease (increase) in operating assets:
Accounts receivable	(100,715)	446,261
Inventories	166,529	(627,650)
Prepaid expenses and other assets	77,981	60,427
Increase (decrease) in operating liabilities:
Accounts payable	(133,783)	(234,486)
Accrued expenses	(5,627)	(405,761)
Net cash used in operating activities	(4,348,202)	(5,005,375)

Cash flows from investing activities:
Purchase of property and equipment	(18,146)	(297,095)
Acquisition of intangible assets	(171,134)	(203,500)
Net cash used in investing activities	(189,280)	(500,595)

Cash flows from financing activities:
Net proceeds from issuance of common stock	13,657,331	—
Exercise of options and warrants	11,143	35,536
Net cash provided by financing activities	13,668,474	35,536

Net increase (decrease) in cash and cash equivalents	9,130,992	(5,470,434)
Cash and cash equivalents at beginning of period	4,204,916	15,022,286
Cash and cash equivalents at end of period	$13,335,908	$9,551,852